Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4 filed pursuant to Rule 462(b) of the Securities Act of 1933 for the registration of common shares to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-266851) and related Proxy Statement/Prospectus of FTAI Finance Holdco Ltd., and to the incorporation by reference of our report dated August 12, 2022, with respect to the consolidated financial statements of FTAI Finance Holdco Ltd. included in the Amendment No. 3 to the Registration Statement (Form S-4 No. 333-266851) and related Proxy Statement/Prospectus of FTAI Finance Holdco Ltd. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-266851) and related Proxy Statement/Prospectus of FTAI Finance Holdco Ltd. of our reports dated February 25, 2022, with respect to the consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC and the effectiveness of internal control over financial reporting of Fortress Transportation and Infrastructure Investors LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2021, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 8, 2022